Exhibit 99.1

4977

Vilanterol trifenatate (VI; GW642444M), a novel inhaled long-acting beta2 adrenoceptor agonist (LABA), at single doses of 25, 50 and 100mcg, is well tolerated and demonstrates prolonged bronchodilation in COPD patients

Kempsford RD, Norris V, Siederer SK	GlaxoSmithKline R&D, Stockley Park, Middlesex, UB11 1BT, United Kingdom

ABSTRACT

Rationale: GW642444 is a novel inhaled LABA with inherent 24 hour activity in vitro in development for once-daily administration as monotherapy (for COPD) and in combination with an inhaled corticosteroid (for both COPD and asthma). This study was conducted to determine the safety, tolerability, pharmacokinetics, pharmacodynamics and duration of action (FEV1 over 24h) of single doses of GW642444 in COPD patients.

Methods: This was a double-blind, placebo-controlled, crossover study in 20 male and female COPD patients (mean age 62.3 years [range: 48—75]) with a documented clinical history of mild/moderate COPD (FEV1 [% predicted] >40% and <80%, and a smoking history of >10 pack years) who received single inhaled doses of GW642444 (25, 50 and 100mcg) or placebo. Adverse events (AEs), vital signs, ECG (12-lead and Holter monitoring), FEV1 and GW642444 plasma pharmacokinetics (AUC, Cmax and tmax) were determined up to 24h after dosing.

Results: GW642444 (25—100mcg) was well tolerated in COPD patients. The incidence and severity of AEs was comparable to placebo. Following dosing with GW642444 there were no serious AEs or withdrawals due to AEs and no clinically significant laboratory, vital sign or 12-lead ECG, QTc or Holter ECG abnormalities. Increases in FEV1 were seen from as early as 5min after dosing (treatment difference vs. placebo of up to 133mL (95% CI: 25, 241)) and were maintained up to 24h post-dose. At 23—24h after dosing with GW642444 25, 50 and 100mcg adjusted mean FEV1 (95% CI) values were 190mL (88, 292), 206mL (100, 312) and 210mL (67, 354) greater than placebo respectively, indicating a 24h duration of action at all doses. GW642444 was rapidly absorbed into plasma (median tmax at 10min) with systemic exposure increasing in an approximately dose proportional manner across the GW642444 dose range (25—100mcg).

Conclusion: Single doses of inhaled GW642444 (25—100mcg) were well tolerated in COPD patients and were not associated with any clinically significant unwanted systemic effects. GW642444 (25—100mcg) produced rapid bronchodilation which was maintained over 24h suggesting the potential for once daily administration in COPD.

INTRODUCTION

Vilanterol trifenatate (VI; GW642444M) is an inhaled long-acting beta2 agonist (LABA) with inherent 24h activity in vitro which is in development for once-daily administration as monotherapy (for COPD) and in combination with the inhaled corticosteroid fluticasone furoate (for both COPD and asthma).

This study was conducted to determine the safety, tolerability, pharmacokinetics and pharmacodynamics of single inhaled doses of VI in patients with COPD.

OBJECTIVES

Primary

•      To evaluate the safety and tolerability of single inhaled doses of VI (25, 50 and 100mcg) in patients with COPD.

Secondary

•      To evaluate the pulmonary and extra-pulmonary pharmacodynamic effects of single inhaled doses of VI (25, 50 and 100mcg) in patients with COPD.

•      To evaluate the systemic pharmacokinetics following single inhaled doses of VI (25, 50 and 100mcg) in patients with COPD.

METHODS

•      This was a double-blind, randomized, placebo-controlled, dose ascending, incomplete block, crossover study.

•      Male and female (of non-child bearing potential) patients with a documented clinical history of mild/moderate COPD(1), post-bronchodilator FEV1 to forced vital capacity (FVC) ratio (FEV1/FVC) <0.70, % predicted FEV1 >40% and <80% and a smoking history of >10 pack years.

•      LABAs were prohibited from 48h before screening until follow up and tiotropium was prohibited from 2 weeks before screening until follow up. Inhaled corticosteroids were permitted up to a dose of 1000mcg/day of fluticasone propionate or equivalent provided the dose was stable. Inhaled albuterol (salbutamol) could be used during the study but had to be withheld for at least 6h before screening and before each dose of study drug.

•      Single inhaled doses of VI (25, 50 and 100mcg) and placebo were administered as a dry powder from a DISKUS™ device (AM dosing) on separate occasions separated by 7—14 days.

•      FEV1, heart rate, 12-lead ECG (QTc(F) interval), plasma vilanterol concentrations and whole blood potassium and glucose were measured before and at intervals up to 24h after each dose.

•      Adverse events (AEs) were recorded, pre-and post-dose laboratory safety screens were performed and ECG Holter monitoring was conducted for 24h after each dose.

RESULTS

Demographics

•      Patient demographic details are given in Table 1. Twenty patients with COPD participated in the study with 19, 20, 19 and 8 receiving placebo and 25, 50 and 100mcg VI, respectively.

Table 1. Demographic details

Age, years mean (range)	62.3 (48–75)
Sex, n (%)
Female	3 (15)
Male	17 (85)
FEV1/FVC ratio, mean (range)	0.50 (0.33–0.66)
Percentage of predicted normal FEV1, mean (range)	58.7 (40.1–79.8)
Body mass index in kg/m2, mean (range)	26.6 (19.2–32.9)
Height in cm, mean (range)	173.8 (160–181)
Weight in kg, mean (range)	80.6 (56–100)

Safety and tolerability

•      VI (25—100mcg) administered as single doses was well tolerated. There were no serious AEs or AEs that led to withdrawal.

•      A total of 5 adverse events, all described as ‘mild’, were reported during the study; 2 following placebo (headache and nasopharyngitis), 1 following 25mcg VI (headache) and 2 following 50mcg VI (nasopharyngitis and dysgeusia [‘taste disturbance/sweet’]). There were no AEs at the 100mcg VI dose and no reports of tremor.

•      There were no laboratory safety tests, vital signs ECG (12-lead or 24h Holter ECG) findings of clinical significance.

Pharmacodynamics

•      Increases in FEV1 were seen from as early as 5min after dosing and were maintained up to 24h post-dose (Table 2 and Figure 1), indicating a 24h duration of action at all doses.

•      VI had no effects on heart rate, QTc(F), blood glucose or potassium (Table 3).

Table 2. FEV1 (mL; difference from placebo) at 5 min and 23—24h following single dose VI (25—100 mcg) in COPD patients

Comparison	Time post dose	Difference (mL) in adjusted means (SE)	95% confidence interval of means
25mcg–placebo	5 min	69 (38)	(–8, 146)
50mcg–placebo	5 min	85 (40)	(5, 165)
100mcg–placebo	5 min	133 (54)	(25, 241)
25mcg–placebo	23–24h	190 (51)	(88, 292)
50mcg–placebo	23–24h	206 (53)	(100, 312)
100mcg–placebo	23–24h	210 (72)	(67, 354)

Pharmacokinetics

•      Vilanterol was rapidly absorbed into plasma; maximum concentrations were observed at a median time of 10min following 25 and 50mcg doses. Absorption appeared slower following the 100mcg dose (median Tmax 25min), however caution should be taken as only n=8 patients received this dose (Table 4).

Figure 1. Mean FEV1 profile (0—24h) following single dose VI (25—100mcg) and placebo in COPD patients

Table 3. Summary of extra-pulmonary pharmacodynamic data (difference from placebo) following single dose VI (25—100mcg) in COPD patients

Parameter	Comparison (test—ref)	Difference in adjusted means (SE)	95% confidence interval of means
Maximum heart rate (0–4h) (bpm)	25mcg–placebo	2.07 (2.03)	(–2.01, 6.14)
	50mcg–placebo	–1.75 (1.96)	(–5.68, 2.18)
	100mcg–placebo	–0.11 (2.86)	(–5.86, 5.63)
Maximum QTc(F) (0–4h) (msec)	25mcg–placebo	–3.61 (4.02)	(–11.68, 4.46)
	50mcg–placebo	–2.79 (3.83)	(–10.48, 4.90)
	100mcg–placebo	–2.94 (5.51)	(–13.97, 8.10)
Minimum potassium (0–4h) (mmol/L)	25mcg–placebo	0.01 (0.06)	(–0.11, 0.13)
	50mcg–placebo	–0.05 (0.05)	(–0.16, 0.06)
	100mcg–placebo	0.05 (0.08)	(–0.11, 0.22)
Maximum glucose (0–4h) (mmol/L)	25mcg–placebo	–0.13 (0.44)	(–1.01, 0.75)
	50mcg–placebo	–0.08 (0.41)	(–0.91, 0.75)
	100mcg–placebo	0.25 (0.66)	(–1.07, 1.57)

•      Plasma vilanterol concentrations rapidly declined from peak and were generally below limits of quantification (30pg/mL) beyond 6h post-inhalation (Figure 2). At the lowest dose able to produce bronchodilation (25mcg) systemic exposure to vilanterol was generally non-quantifiable >1h post-inhalation (Table 4, Figure 2).

•      Approximately dose-proportional increases in systemic exposure were observed as the VI dose was escalated from 25 to 100mcg (Table 4, Figure 2).

•      Systemic exposure was generally consistent with that reported in patients with persistent asthma(2).

Table 4. Summary of selected vilanterol pharmacokinetic parameters in COPD patients

Dose VI (mcg)	N (n)	Cmax (pg/mL)(a)	Tmax (h)(b)	AUC(0–t) (pg.h/mL)(a)	Tlast (h)(b)
25	20 (20)	78.2 (43.9)	0.18 (0.03–2.00)	56.5 (86.2)(c)	0.98 (0.15–2.07)
50	19 (19)	151 (53.1)	0.20 (0.08–1.00)	222 (96.5)	3.98 (0.33–10.0)
100	8 (8)	260 (22.2)	0.43 (0.15–1.03)	573 (45.3)	5.98 (2.00–10.0)

N: represents the number of patients in the pharmacokinetic concentration population

n: represented the number of patients in the pharmacokinetic parameter population

(a)Geometric mean (CV%);

(b)Median (range);

(c)n=17

Figure 2. Median vilanterol plasma concentrations following administration of single dose VI (25, 50 and 100mcg) in COPD patients

CONCLUSIONS

•      Single doses of inhaled vilanterol trifenatate (25—100mcg) were well tolerated in COPD patients and were not associated with any clinically significant unwanted systemic effects.

•      Vilanterol trifenatate (25—100mcg) produced rapid bronchodilation which was maintained over 24h suggesting the potential for once-daily administration in COPD.

REFERENCES

(1)   Celli BR, et al. Eur Respir J 2004;23:932—946.

(2)   Kempsford RD, et al. Presented at ATS International Conference, New Orleans, May 14—19, 2010. Abstract 289.

ACKNOWLEDGEMENTS

•      This study was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT00519376; protocol number B2C110165).

•      Editorial support was provided by Geoffrey Weller and David Cutler at Gardiner-Caldwell Communications Ltd and was funded by GlaxoSmithKline.

•      The study was conducted in Germany by Parexel (Berlin), INSAF (Wiesbaden), Johannes Gutenberg Universitaet (Mainz) and Institut Medars (Berlin).

Presented at the Annual Conference of the American Thoracic Society (ATS), New Orleans, LA, USA, 14—19 May 2010